Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Second Amendment”) is made effective as of the 10th day of September, 2018, by and among WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”), WALKER & DUNLOP, INC., a Maryland corporation (“Parent”), and PNC BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

WHEREAS, Lender, Borrower and Parent are parties to that certain Second Amended and Restated Warehousing Credit and Security Agreement, dated as of September 11, 2017, by and among Borrower, Parent, and Lender, as amended by that First Amendment to Second Amended and Restated Warehousing Credit and Security Agreement, dated as of September 15, 2017 (as amended, the “Credit Facility Agreement”), whereby upon the satisfaction of certain terms and conditions set forth therein, the Lender agreed to make Warehousing Advances from time to time, up to the Warehousing Credit Limit (each such term as defined in the Credit Facility Agreement).

WHEREAS, Borrower has requested, and Lender has agreed, pursuant to the terms hereof, to modify certain terms of the Credit Facility Agreement as set forth in this Second Amendment.

NOW, THEREFORE, for and in consideration of the premises, the mutual entry of this Second Amendment by the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.                                          Recitals.  The Recitals are hereby incorporated into this Second Amendment as a substantive part hereof.

Section 2.                                          Definitions.  Terms used herein and not otherwise defined shall have the meanings set forth in the Credit Facility Agreement.

Section 3.                                          Amendments to Credit Facility Agreement.  The Credit Facility Agreement is hereby amended as follows:

(a)                                 Section 1.2 of the Credit Facility Agreement is hereby deleted and replaced with the following:

“The Warehousing Commitment expires on the earlier of (“Warehousing Maturity Date”):  (a) September 9, 2019 (the “Stated Maturity Date”), on which date the Warehousing Commitment will expire of its own term and the Warehousing Advances together with all accrued and unpaid interest and costs and expenses will become due and payable without the necessity of Notice or action by Lender; and (b) the date the Warehousing Commitment is terminated and the Warehousing Advances become due and payable under Section 10.2(a) or 10.2(b).”

(b)                                 Section 9.7 of the Credit Facility Agreement is hereby deleted in its entirety and replaced with the following:

“9.7                         Special Representations and Warranties Concerning Eligibility as Freddie Mac Multifamily Approved Seller/Servicer.

9.7(a)                Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that Borrower is approved, qualified, in good standing and permitted to originate the following Freddie Mac Direct Purchase Mortgage Loans: (i) Freddie Mac Multifamily Approved Seller/Servicer for Conventional Loans; (ii) Freddie Mac Multifamily Approved Seller/Servicer for Seniors Housing Loans; and (iii) Freddie Mac Multifamily Approved Seller/Servicer for Targeted Affordable Loans.”

(c)                                  The following defined terms set forth in Section 12.1 of the Credit Facility Agreement are hereby deleted in their entirety and replaced with the following:

‘“Applicable Base Rate” means for any day, a fluctuating per annum rate of interest equal to the sum of (a) the higher of (i) the Prime Rate and (ii) the Federal Funds Open Rate plus forty basis points (0.40%), and (b) one and 20/100th percent (1.20%).  The calculation and determination of the Applicable Base Rate shall be made daily by the Lender and such determination shall, absent manifest error, be final, conclusive and binding upon Borrower and the Lender.  Changes in the Applicable Base Rate shall become effective on the same day as the Lender changes its Prime Rate or a change occurs in the Federal Funds Open Rate, depending upon which rate is applicable on that day to the determination of the Base Rate.’

‘“Applicable Daily Floating LIBO Rate” means, for any day, a rate per annum equal to the Daily LIBO Rate for such day, plus one and 20/100th percent (1.20%).’

(d)                                 The term “Freddie Mac Program Plus,” as defined in Section 12.1 of the Credit Facility Agreement and as used throughout the Credit Facility Agreement, is hereby deleted and replaced with the term “Freddie Mac Programs” in all such instances.  As used throughout the Credit Facility Agreement, the term “Freddie Mac Programs” shall mean, collectively: (i) Freddie Mac Multifamily Seller/Servicer programs for Conventional Loans, (ii) Freddie Mac Multifamily Seller/Servicer programs for Seniors Housing Loans, and (iii) Freddie Mac Multifamily Seller/Servicer programs for Targeted Affordable Loans.

Section 4.                                          Ratification, No Novation, Effect of Modifications.  Except as may be amended or modified hereby, the terms of the Credit Facility Agreement are hereby ratified, affirmed and confirmed and shall otherwise remain in full force and effect.  Nothing in this Second Amendment shall be construed to extinguish, release, or discharge or constitute, create or effect a novation of, or an agreement to extinguish, release or discharge, any of the obligations, indebtedness and liabilities of Borrower or any other party under the provisions of the Credit Facility Agreement or any of the other Loan Documents, unless specifically herein provided.

Section 5.                                          Amendments.  This Second Amendment may be amended or supplemented by and only by an instrument executed and delivered by each party hereto.

Section 6.                                          Waiver.  The Lenders shall not be deemed to have waived the exercise of any right which they hold under the Credit Facility Agreement unless such waiver is made expressly and in writing (and no delay or omission by any Lender in exercising any such right shall be deemed a waiver of its future exercise).  No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.  Without limiting the operation and effect of the foregoing provisions hereof, no act done or omitted by any Lender pursuant to the powers and rights granted to it hereunder shall be deemed a waiver by any Lender of any of its rights and remedies under any of the provisions of the Credit Facility Agreement, and this Second Amendment is made and accepted without prejudice to any of such rights and remedies.

Section 7.                                          Governing Law.  This Second Amendment shall be given effect and construed by application of the law of the Commonwealth of Pennsylvania.

Section 8.                                          Headings.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

Section 9.                                          Severability.  No determination by any court, governmental body or otherwise that any provision of this Second Amendment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (i) any other such provision or (ii) such provision in any circumstance not controlled by such determination.  Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

Section 10.                                   Binding Effect.  This Second Amendment shall be binding upon and inure to the benefit of Borrower, Parent, Lender, and their respective permitted successors and assigns.

Section 11.                                   Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Second Amendment under their respective seals as of the day and year first written above.

WALKER & DUNLOP, LLC, as Borrower

By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President and Chief Financial Officer

WALKER & DUNLOP, INC., as Parent

By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President and Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Terri Wyda
Name: Terri Wyda
Title: Senior Vice President

[Signature Page to Second Amendment to Second Amended and Restated Warehousing Credit and Security Agreement]